Exhibit 99.1
News Release
For Further Information
Media Relations: Brian Levinson, 817-874-0933, brian.levinson@hrblock.com
Investor Relations: Scott Dudley, 816-854-4505, scott.dudley@hrblock.com
H&R BLOCK ANNUAL MEETING ELECTION RESULTS CERTIFIED;
AUDIT COMMITTEE DETERMINES KPMG NO LONGER ABLE TO SERVE AS COMPANY’S INDEPENDENT AUDITOR
Company Working to Engage New Auditor As Soon As Possible
FOR RELEASE Sept. 24, 2007
     KANSAS CITY, Mo. – H&R Block Inc. (NYSE:HRB) announced today that IVS Associates Inc., an independent inspector of elections, has certified the preliminary results of shareholder voting on proposals presented at the company’s annual meeting on Sept. 6.
     As a result, Richard C. Breeden, L. Edward Shaw and Robert A. Gerard have now joined the company’s board of directors.
     The company also announced that the audit committee of its board of directors has completed its previously announced review of the independence of its current auditor, KPMG LLP, in light of the election of the three new directors. Mr. Breeden serves as the monitor of KPMG under its deferred prosecution agreement with the Department of Justice and Mr. Shaw is also engaged in the monitorship.
     The audit committee, consistent with the advice of KPMG, determined that, as a result of this relationship, the participation of the new directors either as members of the audit committee or in a manner that would be equivalent to being audit committee members, would impair KPMG’s independence. Accordingly, the audit committee concluded that it was necessary to replace KPMG as the company’s independent auditor so that the new directors would be able to participate fully on the board.
     In reaching its conclusion, the audit committee was assisted by its independent legal counsel and other independent experts in the fields of auditor independence and corporate governance, and received the input of the new directors.
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     “In light of the possibility that a change in auditors might be required, the audit committee instructed management to prepare for such a contingency,” said Bill Trubeck, executive vice president and chief financial officer. “The company has begun the process to select a new independent auditor and expects to announce the appointment of a new audit firm expeditiously. The company will do everything it can to provide an efficient transition to a new independent auditor and minimize the impact of this change on company operations and financial reporting.”
About H&R Block
H&R Block Inc. (NYSE: HRB) is a leading provider of tax, accounting and related financial products and services. H&R Block is the world’s largest tax services provider, having prepared more than 400 million tax returns since 1955. The company and its subsidiaries reported revenues of $4.0 billion and net income from continuing operations of $374.3 million in fiscal year 2007. The company has continuing operations in three principal business segments: Tax Services (income tax return preparation and related services and products via in-office, online and software solutions); Business Services (accounting, tax and business consulting services primarily for midsized companies); and Consumer Financial Services (tax-related banking services along with brokerage services, investment planning and related financial advice). Headquartered in Kansas City, Mo., H&R Block markets its continuing services and products under two leading brands – H&R Block and RSM McGladrey. For more information visit our Online Press Center at www.hrblock.com.
Forward Looking Statements
This release may contain forward-looking statements, which are any statements that are not historical facts. These forward-looking statements are based upon the current expectations of the company and there can be no assurance that such expectations will prove to be correct. Because forward-looking statements involve risks and uncertainties and speak only as of the date on which they are made, the company’s actual results could differ materially from these statements. These risks and uncertainties relate to, among other things, the company’s pending sale of Option One Mortgage Corp. and uncertainty regarding its closing; the uncertainty of the impact and effect of changes in the non-prime mortgage market including changes in interest rates, loan origination volumes, levels of early payment defaults and secondary market pricing and liquidity; competitive factors; regulatory capital requirements; uncertainties pertaining to the commercial paper market; litigation; changes in market, economic, political or regulatory conditions; and uncertainty associated with engaging a new independent auditor. Information concerning certain of these risks and uncertainties is contained in Item 1A of the company’s 2007 annual report on Form 10-K and in other filings by the company with the Securities and Exchange Commission.
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